Exhibit 10.73

Lausanne, November 4, 2025

ACKNOWLEDGMENT LETTER OF TRANSITION TO PMI GLOBAL SERVICES UNIT SÀRL
Dear Stefano,

As part of an internal reorganization within our group, your employing entity will transition from Philip Morris Products S.A. to PMI Global Services Unit Sàrl, effective January 1, 2026.

By signing this acknowledgment letter, you confirm that you understand the terms of this transition and agree to the transfer of your employment to the new legal entity. You further acknowledge that all terms and conditions of your employment will remain unchanged, as previously applicable under your current employer, unless otherwise specified below (Section 2).

1.General Terms and Conditions

-Employee Name:    Stefano Volpetti
-Current Employer:    Philip Morris Products S.A.
-New Employer:    PMI Global Services Unit Sàrl
-Effective Date of Transition:    January 1, 2026

2.Specific Change to Employment Conditions:

-New Appointment as:    Chief Global Growth Officer

You hereby acknowledge and agree that this change will also take effect on
January 1, 2026.
To ensure a smooth transition across the organization, we kindly ask you to countersign this letter and return it to Constantin Romanov, Vice President Total Rewards (email: constantin.romanov@pmi.com) by November 11, 2025.

Sincerely,
PMI Global Services Unit Sàrl

/s/ CONSTANTIN ROMANOV	/s/ ANNA NOWAK
Constantin Romanov	Anna Nowak
Vice President Total Rewards	Director Executive Compensation

Employee Acknowledgment and Signature

I, Stefano Volpetti, acknowledge and agree to the transition of my employment to PMI Global Services Unit Sàrl, under the terms outlined above, effective January 1, 2026.
Signature:    /s/ STEFANO VOLPETTI

Date:    November 10th 2025

PMI Global Services Unit Sàrl, Avenue de Rhodanie 50, 1007 Lausanne, Switzerland